                                                                      Exhibit 5a

                              MANAGEMENT AGREEMENT

     MANAGEMENT AGREEMENT, made this 1st day of February, 1995, by and between ARIEL CAPITAL MANAGEMENT, INC., an Illinois corporation (the "Adviser/Manager"), and ARIEL GROWTH FUND, a Massachusetts business trust, d/b/a ARIEL INVESTMENT TRUST (the "Trust").

     In consideration of the mutual covenants hereinafter set forth, IT IS HEREBY AGREED between the parties as follows:

     1. Employment of the Adviser/Manager. The Trust hereby employs the Adviser/Manager to manage the investment and reinvestment of the assets of each of the series of the Trust identified in a currently effective addendum to the Agreement pursuant to Section 12 of this Agreement (the Funds") and to perform certain administrative services, subject to the supervision of the Trust's Board of Trustees on the terms hereinafter set forth. The Adviser/Manager hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Adviser/Manager shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust. The Adviser/Manager may contract with any other person or persons to provide any of the services contemplated in this sub-paragraph, at the expense of the Adviser/Manager, and shall have the authority to direct the activities of such other person or persons in the manner it deems appropriate.

     2. Obligations of and Services to be Provided by the Adviser/Manager. The Adviser/Manager undertakes to provide the following services and to assume the following obligations:

          a. The Adviser/Manager shall manage the investment and reinvestment of the assets of the Funds, subject to and in accordance with the investment objectives and policies of the Funds and any directions which the Trust's Board of Trustees may issue from time to time. In pursuance of the foregoing, the Adviser/Manager shall make all determinations with respect to the investment of the assets of the Funds and the purchase and sale of portfolio securities and shall take such action necessary to implement the same.

          b. The Adviser/Manager shall, in the name of the Trust, place orders for the execution of the Trust's portfolio transactions in accordance with the policies with respect thereto set forth in the Trust's registration statements under the Investment Company Act of 1940 ("1940 Act") and the Securities Act of 1933, as such registration statements may be amended from time-to-time.

          c. The Adviser/Manager shall determine the manner in which voting rights, rights to consent to corporate action, and any other rights pertaining to the Trust's portfolio securities shall be exercised.

          d. The Adviser/Manager shall be responsible for providing certain administrative services to the Trust that are necessary to the conduct of the Trust's affairs. Such services shall consist of: maintaining the Trust's organizational existence; providing office space; preparing reports to regulatory bodies and shareholders; determining the daily net asset value of each Fund's shares; determining the amount of each Fund's dividends per share; maintaining portfolio and general accounting records; and such other incidental administrative services as are necessary to the conduct of the Trust's affairs.

          e. In connection with the services to be rendered hereunder, the Adviser/Manager shall see to the maintenance of all necessary records of the Trust and of the Funds.

          f. The Adviser/Manager shall render regular reports to the Trust's Board of Trustees concerning the Trust's investment activities.

          g. The Adviser/Manager shall bear its expenses of providing services to the Trust pursuant to this Agreement except any such expenses as are undertaken by the Trust. In addition, the Adviser/Manager shall pay the salaries and fees of all Trustees, executive officers and employees of the Trust who are affiliated persons, as defined in Section 2(a)(3) of the 1940 Act, of the Adviser/Manager.

     3. Expenses of the Trust. The Trust shall pay all of its expenses other than those expressly assumed by the Adviser/Manager herein, which expenses payable by the Trust shall include, but are not limited to:

          a.  Fees to the Adviser/Manager as providedherein;

          b.  Legal and audit expenses;

          c. Fees and expenses related to the registration and qualification of the Trust and its shares for distribution under federal and state securities laws;

          d. Expenses of transfer agent, registrar, custodian, dividend disbursing agent and shareholder servicing agent;

          e. Salaries, fees and expenses of Trustees and executive officers of the Trust who are not "affiliated persons" of the Adviser/Manager within the meaning of the 1940 Act;

          f.  Taxes and corporate fees levied against the Trust;

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

          g. Brokerage commissions and other expenses associated with the purchase and sale of portfolio securities;

          h.  Expenses, including interest, of borrowing money;

          i. Expenses incidental to meetings of the Trust's shareholders and the maintenance of the Trust's organizational existence;

          j. Expenses of printing stock certificates representing shares of each of the Funds and expenses of preparing, printing and mailing notices, proxy material, reports and other communications to regulatory bodies and reports to shareholders;

          k. Expenses of preparing and typesetting each Fund's prospectuses and statements of additional information;

          l. Expenses of printing and distributing each Fund's prospectuses and statements of additional information to shareholders;

          m.  Association membership dues;

          n. Insurance premiums for fidelity, trustee and officer and other coverage; and

          o. Distribution plan expenses, as permitted by Rule 12b-1 under the 1940 Act.

     4.  Compensation of Adviser/Manager.

          a. As compensation for the services rendered and obligations assumed hereunder by the Adviser/Manager, the Trust shall pay to the Adviser/Manager out of the assets of the respective Funds within ten (10) days after the last day of each calendar month a fee calculated on the basis of average daily net assets at the annual rates for the respective Funds set forth in one or more written addenda to this Agreement executed by both parties.

Such fee shall be computed and accrued daily. Upon termination of this Agreement as to any Fund before the end of any calendar month, the fee of that Fund for such period shall be prorated. For purposes of calculating the fee of the Adviser/Manager, the daily value of each Fund's net assets shall be computed by the same method as the Trust uses to compute the value of net assets in connection with the determination of the net asset value of each Fund's shares.

          b. The Adviser/Manager reserves the right (i) to waive all or a part of its fee and (ii) to make payments to brokers and dealers from the resources of the Adviser/Manager in consideration of their promotional or administrative services.

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

     5. Expense Guarantee. The Adviser/Manager hereby agrees to reimburse the Trust if and to the extent that the aggregate operating expenses of any Fund in any given fiscal year, including the fee paid to the Adviser/Manager, but excluding distribution plan expenses, brokerage, taxes, interest, and extraordinary expenses, are in excess of 1.5% of the first $30 million of such Fund's average daily net assets and 1% of such assets in excess of $30 million. If for any month a Fund's expenses are in excess of such limitation, then the Adviser/Manager shall promptly and fully reimburse the Trust for such excess, either by waiving the management fee or by direct cash payment or both. If for any month a Fund's actual expenses are less than the applicable percentage limitations and the Adviser/Manager has for previous months during the current fiscal year reimbursed the Trust for excess expenses, then, to the extent maximum permissible expenses for the current month exceed actual expenses for that month, the Adviser/Manager shall at the end of such month recoup from the Trust all such previous reimbursements.

     6. Activities of the Adviser/Manager. The services of the Adviser/Manager hereunder are not to be deemed exclusive, and the Adviser/Manager shall be free to render similar services to others. It is understood that Trustees and officers of the Trust are or may become interested in the Adviser/Manager as stockholders, officers or otherwise, and that stockholders and officers of the Adviser/Manager are or may become similarly interested in the Trust, and that the Adviser/Manager may become interested in the Trust as a shareholder or otherwise.

     7. Use of Names. The Trust shall not use the name "Ariel" or the name of the Adviser/Manager in any prospectus, sales literature or other material relating to the Trust or to any Fund in any manner not approved prior thereto by the Adviser/Manager; provided, however, that the Adviser/Manager shall approve all uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a State Securities Commission; and, provided, further, that in no event shall such approval be unreasonably withheld. The Adviser/Manager shall not use the name of the Trust or of any Fund in any material relating to the Adviser/Manager in any manner not approved prior thereto by the Trust; provided, however, that the Trust shall approve all uses of its name and of the name of any Fund which merely refer in accurate terms to the appointment of the Adviser/Manager hereunder or which are required by the SEC or a State Securities Commission; and, provided further, that in no event shall such approval be unreasonably withheld.

     8. Liability of the Adviser/Manager. Absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser/Manager, the Adviser/Manager shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

     9. Limitation of Trust's Liability. The Adviser/Manager acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in Article XI of its

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Declaration of Trust.  The Adviser/Manager agrees that the Trust's obligations hereunder in any case shall be limited to the Trust and to its assets and that the Adviser/Manager shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trustee, officer, employee or agent of the Trust.

     10. Force Majeure. The Adviser/Manager shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Adviser/Manager shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

     11. Renewal, Termination and Amendment. This Agreement shall be effective as to a Fund on the date of initial effectiveness stated in the addendum with respect to that Fund and continue with respect to the Fund for an initial term specified in such addendum unless sooner terminated as hereinafter provided. Upon effectiveness the Agreement shall supersede all prior agreements between the parties providing for investment advisory and administrative services for the Fund. It shall continue from year to year thereafter as long as its continuance with respect to the Fund is approved annually in accordance with the 1940 Act. This Agreement may be terminated as to any Fund at any time, without payment of any penalty, by the Trust's Board of Trustees, or by a vote of the majority of the outstanding voting securities of such Fund upon 60 days' prior written notice to the Adviser/Manager and by the Adviser/Manager upon 60 days' prior written notice to the Trust. This Agreement may be amended as to a Fund at any time by the parties, subject to approval by the Trust's Board of Trustees and, if required by law or applicable SEC regulations, a vote of a majority of the outstanding voting securities of such Fund. This Agreement shall terminate automatically in the event of its assignment. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meaning set forth in the 1940 Act.

     12. Funds. As of the date of this Agreement, the Trust has two series of shares, the Growth Fund and Appreciation Fund. This Agreement shall apply to and be effective as to each such series and any series hereafter created by the Trust for which this Agreement has been approved in the manner required by the 1940 Act, provided that there is a written addendum to this Agreement executed by both parties which identifies such series as a Fund to be managed pursuant to this Agreement, specifies the fee payable to the Adviser/Manager with respect to such series, and states the initial effective and termination dates of this Agreement with respect to each Fund.

     13. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

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

     14. Miscellaneous. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Illinois. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                 ARIEL GROWTH FUND


                                 By: _________________________
                                 Title: ______________________



                                 ARIEL CAPITAL MANAGEMENT, INC.


                                 By: _________________________
                                 Title: ______________________

                        ADDENDUM TO MANAGEMENT AGREEMENT
                      DATED FEBRUARY 1, 1995 BETWEEN ARIEL
                       CAPITAL MANAGEMENT, INC. AND ARIEL
                    GROWTH FUND d/b/a ARIEL INVESTMENT TRUST
                    ----------------------------------------

     The series of Ariel Investment Trust (the "Trust") designated Ariel Growth Fund (the "Fund") shall be managed by Ariel Capital Management, Inc. (the "Adviser/Manager) pursuant to the Management Agreement between the Adviser/Manager and the Trust dated February 1, 1995 with an initial effective date of February 1, 1995 and an initial term ending January 31, 1997 unless sooner terminated as provided in the Agreement. The compensation payable out of the assets of the Fund pursuant to Section 4(a) of the Agreement shall be at the following annual rates:

     Annual Rate                    Value of Average Daily Net Assets
     -----------                    ---------------------------------

        0.65%                            First $500 Million
        0.60%                            Next $500 Million
        0.55%                            Over One Billion dollars

     Dated February 1, 1995



                                    ARIEL CAPITAL MANAGEMENT, INC.


                                    By: _________________________
                                    Title: ______________________



                                    ARIEL GROWTH FUND


                                    By: _________________________
                                    Title: ______________________

                        ADDENDUM TO MANAGEMENT AGREEMENT
                      DATED FEBRUARY 1, 1995 BETWEEN ARIEL
                       CAPITAL MANAGEMENT, INC. AND ARIEL
                    GROWTH FUND d/b/a ARIEL INVESTMENT TRUST
                    ----------------------------------------

     The series of Ariel Investment Trust (the "Trust") designated Ariel Appreciation Fund (the "Fund") shall be managed by Ariel Capital Management, Inc. (the "Adviser/Manager) pursuant to the Management Agreement between the Adviser/Manager and the Trust dated February 1, 1995 with an initial effective date of February 1, 1995 and an initial term ending January 31, 1997 unless sooner terminated as provided in the Agreement. The compensation payable out of the assets of the Fund pursuant to Section 4(a) of the Agreement shall be at the following annual rates:

     Annual Rate                    Value of Average Daily Net Assets
     -----------                    ---------------------------------

        0.75%                            First $500 Million
        0.70%                            Next $500 Million
        0.65%                            Over One Billion dollars

     Dated February 1, 1995



                                    ARIEL CAPITAL MANAGEMENT, INC.


                                    By: _________________________
                                    Title: ______________________



                                    ARIEL APPRECIATION FUND


                                    By: _________________________
                                    Title: ______________________

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